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                                                                   Exhibit 4.19


                 SUPPLEMENT AND AMENDMENT TO AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT, dated as of December 20, 1996 (this "Amendment"), among NATIONAL CAR RENTAL SYSTEM, INC., a Delaware corporation ("National"), as grantor and as Servicer, NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a special purpose Delaware limited partnership ("NFLP"), as grantor and as a Financing Source, CITIBANK, N.A., a national banking corporation, as Master Collateral Agent (the "Master Collateral Agent"), and NATIONAL FLEET FUNDING CORPORATION, a Delaware corporation ("NFC"), as an additional Financing Source, GENERAL MOTORS CORPORATION, a Delaware corporation ("GM"), THE BANK OF NEW YORK, a New York banking corporation ("BONY"), and CAISSE NATIONALE DE CREDIT AGRICOLE ("Credit Agricole"), in each case of GM, BONY and Credit Agricole as additional Financing Sources, and CREDIT SUISSE, a Swiss banking corporation acting through its New York branch, as collateral agent under the NFC Collateral Agreement (as defined in the Master Collateral Agreement referred to below) (the "NFC Agent"), BONY, individually and as Trustee, GM and Credit Agricole, in each case of the NFC Agent, BONY (individually and as Trustee), GM and Credit Agricole as Beneficiaries.

                             W I T N E S S E T H :

                 WHEREAS, National, NFLP and the Master Collateral Agent have entered into the Amended and Restated Master Collateral Agency Agreement, dated as of April 30, 1996, as modified by (i) Supplement to Master Collateral Agency Agreement, dated as of June 7, 1995 (pursuant to which GM was designated as a Financing Source and a Beneficiary to secure payment of National's obligations from time to time owing to GM under the existing A Support Reimbursement Agreement), (ii) Supplement to Amended and Restated Master Collateral Agency Agreement, dated as of April 30, 1996 (pursuant to which Credit Agricole, as assignee of Citibank, N.A. and Credit Suisse, was designated as a Financing Source and Beneficiary to secure payment of National's obligations from time to time owing to Credit Agricole under the B Support Letter of Credit Reimbursement Agreement), (iii) Supplement to Amended and Restated Master Collateral Agency Agreement, dated as of April 30, 1996 (pursuant to which BONY was designated as a Financing Source and Beneficiary to secure payment of National's obligations from time to time owing to BONY under the Reduction A Support Reimbursement Agreement), and (iv) Supplement to Amended and Restated Master Collateral Agency Agreement, dated as of the date hereof (pursuant to which NFC is being designated as a Financing Source and the NFC Agent is being designated as a Beneficiary to secure, among other things, payment of National's obligations from time to time owing to NFLP under the Lease and NFLP's obligations under the Series 1996-2 Note), under which NFLP, NFC, GM, BONY and Credit Agricole have been designated as Financing Sources and the NFC Agent, BONY, individually and as
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                                       2

Trustee, GM and Credit Agricole have been designated as Beneficiaries (such Amended and Restated Master Collateral Agency Agreement being the "Master Collateral Agreement");

                 WHEREAS, NFC proposes to restructure its Financing Documents (as defined in the Master Collateral Agreement) by (i) enabling NFLP to refinance the Refinanced Vehicles on the Series 1996-2 Closing Date by (A) accepting the Series 1996-2 Floating Rate Rental Car Asset Backed Variable Funding Note (the "Series 1996-2 Note") to be issued to NFC by NFLP in the initial principal amount of the then outstanding principal amount of the Loan Note under and as defined in NFC's Loan Agreement and to be authenticated and delivered by or on behalf of BONY, as Trustee, and (B) cancelling, upon the payment to NFC by National of the unpaid accrued interest on the Loan Note and upon the satisfaction of certain other conditions, the Loan Note, and (ii) thereafter making further Series 1996-2 Advances to NFLP from time to time, the Indebtedness arising from which is to be evidenced by the Series 1996-2 Note, to enable NFLP to acquire Acquired Vehicles, and to finance the acquisition by National of National Vehicles, from certain Eligible Manufacturers;

                 WHEREAS, contemporaneously with the execution and delivery of this Amendment, NFLP as lessor and National as lessee are entering into the Second Master Motor Vehicle Lease and Servicing Agreement, dated as of December 20, 1996 (the "Lease"), pursuant to which NFLP will refinance the Refinanced Vehicles, and will acquire Acquired Vehicles, and will finance the acquisition of National Vehicles, in each case for leasing to National for use in National's domestic daily rental business;

                 WHEREAS, National, NFLP and NFC have requested that the Master Collateral Agent, the Financing Sources and the Beneficiaries under the Master Collateral Agreement implement the proposed refinancing described above; and such parties are, on the terms and conditions set forth below, willing to grant such request; and

                 WHEREAS, as of the date hereof, there are no Initial Vehicles that are part of the Refinanced Vehicles or otherwise subject to either Lease and so the National Master Collateral no longer includes the Vehicle Title Nominee Agreement (relating to the Initial Vehicles) or the GM Guaranty (guaranteeing obligations under the Vehicle Title Nominee Agreement);

                 NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree, upon the terms and subject to the conditions set forth below, as follows:

                 SECTION 1. Defined Terms. Capitalized terms used but not defined in this Amendment, including the preamble and the recitals (WHEREAS clauses) hereof, shall have the meanings assigned to such terms in the Series 1996-2 Supplement, dated as of
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                                       3

December 20, 1996, to Base Indenture, dated as of April 30, 1996, as amended by the Supplement and Amendment to Base Indenture, dated as of December 20, 1996 (the "Indenture"), between NFLP and the Trustee.

                 SECTION 2. Amendments to Master Collateral Agreement. The Master Collateral Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

                 (a) The preamble and the recitals (WHEREAS clauses) of the Master Collateral Agreement are amended in their entirety to read as follows:

                 "THIS AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT, dated as of April 30, 1996 (amending and restating the Master Collateral Agency Agreement dated as of June 7, 1995 (the "Original Agreement")), as amended by the Supplement and Amendment, dated as of December 20, 1996 (as so amended and as further amended, supplemented, restated or otherwise modified from time to time, this "Agreement"), among NATIONAL CAR RENTAL SYSTEM, INC., a Delaware corporation ("National"), as servicer (in such capacity, the "Servicer") and as a grantor, NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a Delaware limited partnership ("NFLP"), as a grantor and as a Financing Source, THE BANK OF NEW YORK, a New York banking corporation ("BONY"), as a Support Credit Enhancer, and as trustee for the benefit of the Noteholders under the NFLP Indenture referred to below (in such capacity, the "Trustee"), NATIONAL FLEET FUNDING CORPORATION, a Delaware corporation ("NFC"), GENERAL MOTORS CORPORATION, a Delaware corporation, in its capacity as a Support Credit Enhancer ("GM"), CAISSE NATIONALE DE CREDIT AGRICOLE, as a Support Credit Enhancer ("Credit Agricole"; and together with NFLP, NFC, BONY, GM and any other party which from time to time executes a Supplement hereto as a Financing Source (which may include National) being herein called individually a "Financing Source" and collectively, the "Financing Sources"), CREDIT SUISSE, a Swiss banking corporation acting through its New York branch ("Credit Suisse"), as collateral agent under the NFC Collateral Agreement referred to below (in such capacity, the "NFC Agent" and together with the Trustee, BONY, GM, Credit Agricole and any other party which from time to time executes a Supplement hereto as a Beneficiary being herein called individually a "Beneficiary" and collectively, the "Beneficiaries"), and CITIBANK, N.A. ("Citi"), not in its individual capacity but solely as master collateral agent for the Beneficiaries (in such capacity, the "Master Collateral Agent").
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                                       4

                                   BACKGROUND

                 1. Pursuant to the Financing Documents executed by NFLP prior to the date hereof, (i) NFLP has extended, and may from time to time hereafter extend, financing to National secured by, among other things, certain Vehicles and related rights, and (ii) NFLP has assigned to the Trustee all such obligations of National and related security.

                 2. Pursuant to such Financing Documents, (i) NFLP has acquired certain Vehicles and leased such Vehicles to National, and may from time to time hereafter acquire certain other vehicles and lease such Vehicles to National, and (ii) NFLP has assigned such lease and granted a security interest in such Vehicles acquired by it and related security to the Master Collateral Agent hereunder for the benefit of the Trustee.

                 3. Pursuant to the Financing Documents executed by NFC prior to the date hereof, (i) NFC has made loans to National secured by, among other things, certain Vehicles and related rights, and (ii) NFC has assigned to the NFC Agent all such loans and related security.

                 4. Upon and after the execution and delivery of, among other things, the Supplement and Amendment to Master Collateral Agency Agreement, dated as of December 20, 1996 (the "Master Collateral Agreement Amendment"), among the parties hereto, NFC will (i) enable NFLP to refinance the Refinanced Vehicles (as defined in the Series 1996-2 Supplement, dated as of December 20, 1996 (the "Series 1996-2 Supplement"), to the Base Indenture) on the Series 1996-2 Closing Date (as defined in the Series 1996-2 Supplement) by (A) accepting the Series 1996-2 Note (as defined in the Series 1996-2 Supplement) to be issued to NFC by NFLP under the Series 1996-2 Supplement in the initial principal amount of the then outstanding principal amount of the Loan Note under and as defined in the NFC Loan Agreement and (B) cancelling, upon the payment to NFC by National of the unpaid accrued interest on the Loan Note and upon the satisfaction of certain other conditions, the Loan Note, and (ii) thereafter make further Series 1996-2 Advances to (as defined in the Series 1996-2 Supplement) NFLP from time to time, the Indebtedness arising from which will be evidenced by the Series 1996-2 Note, to enable NFLP to acquire Acquired Vehicles, and to finance the acquisition by National of National Vehicles (as defined in the Series 1996-2 Supplement), from Eligible Manufacturers (as defined in the Series 1996-2 Supplement).

                 5. Pursuant to additional Financing Documents executed by NFLP contemporaneously herewith, (i) NFLP may from time to time extend additional financing to National secured by, among other things, certain other Vehicles and
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         related rights, and (ii) NFLP has assigned to the Trustee all such additional obligations of National and related security.

                 6. Pursuant to such additional Financing Documents (i) NFLP may from time to time acquire certain other Vehicles and lease such other Vehicles to National, and (ii) NFLP has assigned such lease and granted a security interest in such Vehicles acquired by it and related security to the Master Collateral Agent hereunder for the benefit of the Trustee.

                 7. (a) Pursuant to that certain Supplement to Master Collateral Agency Agreement, dated as of June 7, 1995, GM was designated as a Financing Source and a Beneficiary under this Agreement to secure payment of National's obligations from time to time owing to GM under the A Support Reimbursement Agreement, dated as of June 7, 1995 (as amended, supplemented, restated or otherwise modified from time to time), among National, NFC and GM.

                 (b) Pursuant to Section 2.2 of this Agreement, GM was designated as a Financing Source and Beneficiary under this Agreement to secure payment of National's obligations from time to time owing to GM under the Support Reimbursement Agreement, dated as of April 30, 1996 (as amended, supplemented, restated or otherwise modified from time to time), between National and GM.

                 (c) Pursuant to that certain Supplement to Amended and Restated Master Collateral Agency Agreement, dated as of April 30, 1996, Credit Agricole (as assignee of Citi and Credit Suisse) was designated as a Financing Source and Beneficiary under this Agreement to secure payment of National's obligations from time to time owing to Credit Agricole under the B Support Letter of Credit Reimbursement Agreement, dated as of June 7, 1995 (as amended, supplemented, restated or otherwise modified from time to time), among National, NFC and Credit Agricole (as assignee of Citi and Credit Suisse).

                 (d) Pursuant to that certain Supplement to Amended and Restated Master Collateral Agency Agreement, dated as of April 30, 1996, BONY was designated as a Financing Source and Beneficiary under this Agreement to secure payment of National's obligations from time to time owing to BONY under the Reduction A Support Reimbursement Agreement, dated as of May 29, 1996 (as amended, supplemented, restated or otherwise modified from time to time), among National, NFC and BONY.
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                                       6

                 (e) Pursuant to Section 2.2 of this Agreement, and in connection with the Series 1996-2 Supplement, NFLP and NFC are being designated as Financing Sources and the Trustee and the NFC Agent are being designated as Beneficiaries under this Agreement to secure, among other things, payment of National's obligations from time to time owing to NFLP under the Second Master Motor Vehicle Lease and Servicing Agreement, dated as of December 20, 1996 (as amended, supplemented, restated or otherwise modified from time to time), between National and NFLP and NFLP's obligations under the Series 1996-2 Note.

                 8. Each of National and NFLP may from time to time obtain financing with respect to Vehicles acquired by it or obtain credit enhancement to support such financing from other Persons (which Persons providing financing to National will include NFLP) which are or shall hereafter become parties hereto as Financing Sources or shall hereafter be named as Beneficiaries with respect to a Financing Source.

                 9. Citi has agreed to continue to act as Master Collateral Agent, and in its capacity as Master Collateral Agent to continue to be named as the lienholder on the Certificates of Title for the Vehicles, for the benefit of the Beneficiaries from time to time.

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:".

                 (b) Section 1.1 of the Master Collateral Agreement is amended by amending in their entirety the following definitions as set forth below:

                 "'Base Indenture' means the Base Indenture, dated as of April 30, 1996, between NFLP and BONY, as Trustee, as amended by the Supplement and Amendment to the Base Indenture, dated as of December 20, 1996, and as further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, exclusive of Supplements creating a new Series of Notes."

                 "'Business Day' means any day that is not (i) a Saturday, Sunday, or (ii) any other day on which banks are authorized or obligated by law or executive order to close in New York City, New York or Minneapolis, Minnesota or the city in which the Corporate Trust Office is located, or (iii) in connection with any Financing
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                                       7

         Document, any other day not designated as a "Business Day" in such Financing Document."

                 "'Depositary Agreement' means the Depositary Agreement, dated as of June 7, 1995, between NFC and Citibank, N.A., as depositary, as amended by the Amendment to Depositary Agreement, dated as of December 20, 1996, and as the same may be further amended, supplemented or modified from time to time."

                 "'Intercreditor Agreement' means the Intercreditor and Subordination Agreement, dated as of June 7, 1995, among National, certain subordinated creditors listed on Schedule A thereto and certain senior creditors listed on Schedule B thereto, as modified by the Joinder by Senior Debt Holder, executed by BONY as of April 30, 1996, the Acceptance by Subordinated Debt Holder, executed by GM as of April 30, 1996, the Acceptance by Subordinated Debt Holder, executed by Credit Agricole as of May 24, 1996, and the Acceptance by Subordinated Debt Holder, executed by BONY as of May 29, 1996, and as amended by the Amendment to Intercreditor and Subordination Agreement, dated as of December 20, 1996, and as further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof."

                 "'Liquidity Agreement' means the Liquidity Agreement, dated as of June 7, 1995, among NFC, the financial institutions on the signature pages thereof, and Citibank, N.A., as liquidity agent for such financial institutions, as modified by the Consent and Amendment to Liquidity Agreement, dated as of December 15, 1995, the Consent of Liquidity Lenders, and the Extension of Scheduled Liquidity Commitment Termination Date, dated as of May 29, 1996, the Amendment to Liquidity Agreement, dated as of May 29, 1996, and the Second Amendment to Liquidity Agreement, dated as of December 20, 1996, and as the same may be further amended, extended, supplemented or modified from time to time."

                 "'NFC Collateral Agreement' means the Collateral Agreement, dated as of June 7, 1995, among NFC, the NFC Agent, Citi, as agent for the financial institutions party to the Liquidity Agreement and as depositary under the Depositary Agreement, GM, as an A support credit enhancer, BONY, as an A support credit enhancer, Credit Agricole, as a B support credit enhancer, and CS First Boston Corporation, Goldman, Sachs & Co., and Citicorp Securities, Inc., as dealers, as modified by the A Support Intercreditor Agreement, dated as of May 29, 1996 (as amended, supplemented or modified from time to time), among GM, BONY, NFC and National, and as amended by the Supplement and Amendment to Collateral Agreement, dated as of December 20, 1996, and as the same may be further amended, supplemented or modified from time to time."
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                                       8

                  "'NFLP Indenture' mean the Base Indenture, dated as of April 30, 1996, between NFLP and the Trustee, as amended by the Supplement and Amendment to Base Indenture, dated as of December 20, 1996, incorporating each of the Series Supplements thereto executed and delivered from time to time, as such Base Indenture or Series Supplements may be amended, supplemented or modified from time to time."

                 (c) Section 1.1 of the Master Collateral Agreement is further amended by amending the proviso to the definition of the term "Exchanged Vehicle" contained therein to read as follows:

         ; "provided that until the NFC Agent provides written notice to the contrary to the Master Collateral Agent, no Vehicle that is a Related Vehicle with respect to NFC or the NFC Agent shall be an Exchanged Vehicle."

                 (d) Section 2.1(a) of the Master Collateral Agreement is amended by deleting the references in clauses (v) and (vi) thereof to "the Vehicle Title Nominee Agreement" and "the GM Guaranty", respectively, and, accordingly, amending such clauses to read:

                          "(v)    [reserved];

                          (vi)    [reserved];"

                 (e) Section 2.1(b) of the Master Collateral Agreement is amended by deleting the references in clauses (vi) and (vii) thereof to "all right, title and interest of NFLP in, to and under the Vehicle Title Nominee Agreement" and "all right, title and interest of NFLP in, to and under the GM Guaranty", respectively, and, accordingly, amending such clauses to read:

                          "(vi)   [reserved];

                          (vii)   [reserved];"


                 (f) Section 2.2 of the Master Collateral Agreement is amended by replacing the words "Citi, Credit Suisse" contained therein with the words "Credit Agricole, BONY."

                 (g) The first two sentences of Section 2.5(c) of the Master Collateral Agreement are amended in their entirety to read as follows:
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                                       9

         "The Servicer and NFLP, as applicable, shall cause payments (i) representing amounts payable under Repurchase Programs (including Guaranteed Payments, but not including other proceeds from sales of Program Vehicles at Auction or amounts payable by Manufacturers under a Repurchase Program with respect to Exchanged Vehicles) and (ii) relating to the other Master Collateral (other than sale proceeds from sales of Vehicles other than to or through a Manufacturer under its Repurchase Program, insurance proceeds and warranty payments with respect to Vehicles and any amounts payable with respect to Exchanged Vehicles) to be made directly to the Master Collateral Agent for deposit into the Master Collateral Account (or, in the case of any such payments relating to the Series 1996-2 Note or any other Financing Document, or any Vehicle, relating thereto, as otherwise directed by the NFC Agent pursuant to the NFC Collateral Agreement); provided that in the event any Exchange Agreement is entered into by NFLP and National, a Manufacturer may cause payments representing amounts payable under Manufacturer Programs (including Guaranteed Payments) to be deposited into a Master Deposit Account for further allocation and deposit to (a) the applicable Exchange Account with respect to such payments relating to Exchanged Vehicles and (b) to the Master Collateral Account (or, in the case of any such payments, if any, relating to the Series 1996-2 Note or any other Financing Document, or any Vehicle, relating thereto, as otherwise directed by the NFC Agent pursuant to the NFC Collateral Agreement) with respect to all other such payments. By the second Business Day following its receipt thereof in available funds, National or NFLP will deposit into the Master Collateral Account (or, in the case of any such proceeds relating to the Series 1996-2 Note or any other Financing Document, or any Vehicle, relating thereto, as otherwise directed by the NFC Agent pursuant to the NFC Collateral Agreement) proceeds received by National or NFLP from (i) sales of Vehicles other than to or through a Manufacturer under its Repurchase Program, (ii) sales of Vehicles at Auction, and (iii) insurance proceeds and warranty payments received by National or NFLP during the continuance of a default or amortization event with respect to any Financing Source under its Financing Documents."

                 (h) Section 2.4 of the Master Collateral Agreement is amended by deleting the word "and" before clause (iii) in the first sentence thereof and substituting therefor a comma and adding after said clause (iii) the words, "and (iv) the state in which each Vehicle is titled"; and also Exhibit B to the Master Collateral Agreement is amended by deleting the word "and" before clause (v) in the first sentence thereof and substituting therefor a comma and adding after said clause (v) the words, "and (vi) the state in which each Vehicle is titled".

                 (i) The fourth and fifth sentences of Section 2.5(c) of the Master Collateral Agreement are amended by replacing the parenthetical "(upon which instructions the Master Collateral Agent may conclusively rely)" contained therein with the parenthetical "(which
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                                       10

instructions may be given by any employee of the Servicer as to whom a National Agent has notified the Master Collateral Agent that such employee is authorized to deliver such instructions, and upon which instructions the Master Collateral Agent may conclusively rely)".

                 (j) Section 2.5(d) of the Master Collateral Agreement is amended by replacing the reference to "Section 2.5(b)" contained therein with a reference to "Section 2.5(c)".

                 (k) The second sentence of Section 2.5(f) of the Master Collateral Agreement is amended in its entirety to read as follows:

         "Such investment instructions may be given by any employee of the Servicer as to whom a National Agent has notified the Master Collateral Agent that such employee is authorized to deliver such instructions."

                 (l) Section 2.6 of the Master Collateral Agreement is amended in its entirety to read as follows:

                 "SECTION 2.6. Certificates of Title. The Servicer shall hold all Certificates of Title in trust, as agent of, and custodian for, the Master Collateral Agent. The Servicer shall (i) hold all such Certificates of Title, under lock and key, in a safe fireproof location at one or more of the offices specified in Exhibit C (as the same may be from time to time revised by the Servicer on 30 days' prior written notice to the parties hereto), and (ii) not release or surrender any Certificate of Title except in accordance with this Agreement (and in any event not release or surrender any of the Certificates of Title other than Certificates of Title as to which the Lien of the Master Collateral Agent has been released in accordance with this Agreement). The Servicer shall cause the Certificates of Title with respect to each Vehicle owned by National to show National, and each Vehicle owned by NFLP to show NFLP, as the registered owner and Citibank, N.A., as agent, as the first lienholder, at the address referred to in the next sentence. The Master Collateral Agent has established a lock-box in Minneapolis, Minnesota to be used exclusively as its address as first lienholder noted on the Certificates of Title, to which lock-box both the Servicer and the Master Collateral Agent shall have access; provided, however, that the Master Collateral Agent may, at any time after the occurrence and during the continuance of any Default under any Financing Document to which any Vehicles relate, and upon notice to the Servicer, establish a post office box in New York City thereafter to be used exclusively thereafter as its address as first lienholder noted on the Certificates of Title for such Vehicles (in which case) the Master Collateral Agent shall thereafter, on a semi-weekly basis, forward to the Servicer at its address set forth in Section 5.2
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         hereof all Certificates of Title received at such post office box address titled in the name of National or in the name of NFLP)."

                 (m) Section 2.7(c) of the Master Collateral Agreement is amended by replacing the reference to "Section 2.7(a)" contained therein with a reference to "Section 2.7(b)".

                 (n) Clause (iii) of Section 3.2 of the Master Collateral Agreement is amended in its entirety to read as follows:

         "(iii) direct payments due under the Repurchase Programs (other than payments with respect to Exchanged Vehicles) and payments with respect to other Master Collateral (other than insurance proceeds, warranty payments, amounts payable to NFLP with respect to Exchanged Vehicles and sales proceeds from sales of Vehicles to third parties (other than under any related Repurchase Program) or insurance proceeds in respect of Vehicles received directly by the Servicer) to be deposited directly to the Master Collateral Account (or, in the case of any such payments relating to the Series 1996-2 Note or any other Financing Document, or any Vehicle, relating thereto, as otherwise directed by the NFC Agent pursuant to the NFC Collateral Agreement) by the Manufacturers and related auction dealers in accordance with this Agreement and deposit into the Master Collateral Account (or, in the case of any such payments relating to the Series 1996-2 Note or any other Financing Document, or any Vehicle, relating thereto, as otherwise directed by the NFC Agent pursuant to the NFC Collateral Agreement) sale proceeds (including amounts paid to the Servicer by a Manufacturer as a result of the Servicer's sale of such Vehicle outside such Manufacturer's Repurchase Program) or insurance proceeds in respect of the Vehicles (other than exchanged Vehicles) received directly by the Servicer, by the second Business Day following the Servicer's receipt thereof,".

                 (o) Section 4.1(g) of the Master Collateral Agreement is amended by replacing the words "Section 9.14 of the NFC Loan Agreement" contained therein with the words "Section 24.14 of the Lease for the Series 1996-2 Note".

                 (p) Section 4.1 of the Master Collateral Agreement is amended by deleting subsection (e) thereof.

                 (q) Exhibit B of the Master Collateral Agreement is amended by amending clause (v) thereof in its entirety to read as follows:

                 "(v)     the monthly reports required pursuant to Section 7.1
         of each Fleet Finance Agreement and NFLP Fleet Finance Agreement (in each case as such term is
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                                       12

         defined in Schedule 1 to the Base Indenture), to the extent such Section requires that such reports be prepared by the Servicer".

                 SECTION 3. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Liquidity Agent shall have received counterparts of this Amendment executed by National, NFLP, NFC, GM, BONY, the Trustee, Credit Agricole, Citibank as Master Collateral Agent, and Credit Suisse as the NFC Agent, and Section 2 hereof shall become effective when, and only when, the Supplement and Amendment to Base Indenture, dated as of December 20, 1996, between NFLP and the Trustee, including Section 2 thereof, shall have become effective in accordance with Section 3 thereof.

                 SECTION 4.  Reference to and Effect on the Related Documents.
(a) Upon the effectiveness of this Amendment, including Section 2 hereof, on and after the date hereof each reference in the Master Collateral Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Master Collateral Agreement, and each reference in the other Related Documents to "the Master Collateral Agreement", "thereunder", "thereof" or words of like import referring to the Master Collateral Agreement, shall mean and be a reference to the Master Collateral Agreement as amended hereby.

                 (b) Except as specifically amended above, the Master Collateral Agreement and all other Related Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Master Collateral Agreement and all of the Master Collateral described therein do and shall continue to secure the payment of all National Obligations or NFLP Obligations, as applicable.

                 (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party thereto under any of the Related Documents, nor constitute a waiver of any provision of any of the Related Documents.

                 SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall constitute delivery of a manually executed counterpart of this Amendment.

                 SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York excluding (to the greatest extent a New York court would permit) any rule of law that would cause application of the laws of any jurisdiction other than the State of New York.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    NATIONAL CAR RENTAL SYSTEM, INC.
                                      as grantor and as Servicer

                                    By:  /s/  E.A. Zinter
                                       -----------------------------------------
                                       Name: E.A. Zinter
                                       Title: EVP


                                    NATIONAL CAR RENTAL FINANCING
                                      LIMITED PARTNERSHIP,
                                      as grantor and as a Financing Source

                                    By:  NATIONAL CAR RENTAL FINANCING
                                         CORPORATION, its General Partner

                                         By:  /s/ M.J. Baker
                                            ------------------------------------
                                            Name:
                                            Title:


                                    CITIBANK, N.A., as Master Collateral Agent

                                    By:  /s/ Annette Marsula
                                       -----------------------------------------
                                       Name: Annette Marsula
                                       Title: Senior Trust Officer


                                    NATIONAL FLEET FUNDING
                                      CORPORATION, as a Financing Source

                                    By   /s/ M.J. Baker
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    CREDIT SUISSE, NEW YORK
                                      BRANCH, as NFC Agent, as a Beneficiary

                                    By   /s/ R. Saylor
                                       -----------------------------------------
                                       Name: ROGER W. SAYLOR
                                       Title: ASSOCIATE

                                    By   /s/ Carl Jackson
                                       -----------------------------------------
                                       Name: CARL JACKSON
                                       Title: MEMBER OF SENIOR MANAGEMENT


                                    GENERAL MOTORS CORPORATION,
                                      as a Financing Source and Beneficiary

                                    By   /s/ Marc L. Boothis
                                       -----------------------------------------
                                       Name: Marc L. Boothis
                                       Title: Attorney-in-Fact


                                    THE BANK OF NEW YORK,
                                      individually and as Trustee, as
                                      a Financing Source and Beneficiary

                                    By   /s/ Cheryl L. Laser
                                       -----------------------------------------
                                       Name: CHERYL L. LASER
                                       Title: Assistant Vice President


                                    CAISSE NATIONALE DE CREDIT
                                      AGRICOLE, as a Financing Source
                                      and Beneficiary

                                    By   /s/ Katherine L. Abbott
                                       -----------------------------------------
                                       Name: KATHERINE L. Abbott
                                       Title: FIRST VICE PRESIDENT